EXHIBIT 10.1
Margrit Eyraud – Debt Exchange Agreement

This Debt Exchange Agreement (“Agreement”) is entered into this June 26, 2009, by and among Marani Brands, Inc.( the “Company”), and Margrit Eyraud (“Margrit”), on the other hand (the Company and Margrit collectively, the “Parties”).

WHEREAS, on or about January 1, 2008, the Company and Margrit entered into in Employment Agreement (the “Employment Agreement”), pursuant to which Margrit served as Chief Executive Officer of the Company and its subsidiaries;

WHEREAS, on or about October 2, 2008, the Company and Margrit entered into in Transition Agreement and Mutual General Release, (the “Transition Agreement”), pursuant to which the Employment Agreement terminated;

WHEREAS, the Transition Agreement provides for the payment by the Company of the sum of Four Hundred Five Thousand Dollars ($405,000) to Margrit, of which Two Hundred Fifty Five Thousand Dollars ($255,000) remains outstanding (the “Outstanding Obligation”); and

WHEREAS, the Company Parties and Margrit desire to provide for the payment of the Outstanding Obligation by the Company’s issuance of its Common Stock to Margrit, as provided in this Agreement, in exchange for the discharge and release of the Outstanding Obligation (the “Debt Equity Exchange”).

NOW, THEREFORE, in connection with the payment of the Outstanding Obligation to be made by the Company, and the discharge of the Outstanding Obligation to be provided by Margrit hereunder, the Company and Margrit, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.           Exchange. Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue to Margrit One Million One Hundred Twenty Five Thousand (1,125,000) shares of the Company’s Common Stock (the “Exchange Shares”) in exchange for the discharge by Margrit of the Outstanding Obligation.  Upon the issuance of the Exchange Shares, the Outstanding Obligation shall be cancelled, without further action of either Party. The consummation of the exchange of the Outstanding Obligation for the Exchange Shares as described in this Section 1 is hereinafter referred to as the “Debt Exchange Closing”.

2.           Debt Exchange Closing Deliveries. Upon the Debt Exchange Closing, the Company will deliver or cause to be delivered, in hand or electronically, to Margrit a certificate (or electronic transfer) registered in the name of Outstanding Obligation evidencing the Exchange Shares.

3.           Debt Exchange; Termination. Effective upon the Debt Exchange Closing, the Company’s monetary obligations under the Outstanding Obligation will be extinguished immediately and cancelled, and any and all obligations of the Company and in respect of the Outstanding Obligation shall be terminated and released and be of no further force and effect.  Margrit and the Company (for itself and on behalf of its predecessors, directors, officers and stockholders) each as to the other, with effect only from and after the Debt Exchange Closing, irrevocably waives, releases and forever discharges the other and each of the other’s subsidiaries, respective successors, predecessors, assigns, affiliates, subsidiaries and divisions and each and all of their respective directors, officers, stockholders, employees, representatives and agents (the "Releasees") from any and all actions, causes of action, suits, claims, demands, proceedings, orders, judgments, obligations, rights, privileges, covenants, contracts, agreements, debts, dues, sums of money, deliveries and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Claims") which Claims each party to this Agreement and their respective heirs, executors, administrators, successors and assigns may then have, ever will have had or may thereafter have against the Releasees in connection with, or related directly or indirectly to, the Outstanding Obligations.   Each Party represents and warrants to the other that it has not assigned or transferred the Claims being released by such Party.

Marani Brands, Inc.
Exchange Agreement
June 2009

4.           Investment Purpose.  On the Debt Exchange Closing Date Margrit will purchase the Exchange Shares as principal for her own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

5.           Accredited Investor Status.  Margrit is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  Margrit is, and will be at the time of the issuance of the Exchange Shares an accredited investor, as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933 (“1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable her to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Margrit has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of her business or financial experience, or the business or financial experience of her professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, has the capacity to protect her own interests in connection with the purchase of the Exchange Shares.  Margrit has the authority and is duly and legally qualified to purchase and own the Securities.  Margrit is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

6.           Information».  Margrit and its advisors, if any, have been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB for the year ended June 30, 2008 as filed with the Commission, together with all subsequently filed Forms 10-Q, Forms 8-K, and other reports and filings subsequently made with the Commission and made available at the EDGAR website (hereinafter referred to collectively as the “Reports”), all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares that have been requested by Margrit.  Margrit and her advisors, if any, have been afforded the opportunity to ask questions of the Company.  In addition, Margrit has received in writing from the Company such other information concerning its operations, financial condition and other matters as she has requested, and considered all factors she deems material in deciding on the advisability of investing in the Exchange Shares.  Margrit understands that her investment in the Exchange Shares involves a high degree of risk.  Margrit has sought such accounting, legal and tax advice as she has considered necessary to make an informed investment decision with respect to her acquisition of the Exchange Shares.

7.           No Governmental Review».  Margrit understands that, except as may otherwise be provided in this Agreement, no Governmental Entity has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of an investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.  As used in this Agreement, “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company, or any of its respective properties, assets or undertakings.

Marani Brands, Inc.
Exchange Agreement
June 2009

8.           Reliance on Representations.  Margrit represents that the foregoing representations and warranties set forth in Sections 4, 5, 6 and 7 of this Agreement are true and correct as of the date hereof, will be relied upon by the Company is issuing the Exchange Shares to Margrit, and, unless Margrit otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

9.           The Exchange Shares.  In order to induce Margrit to enter into this Agreement and engage in the Debt Equity Exchange, the Company represents and warrants to Margrit that the Exchange Shares upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)          will not subject the holders thereof to personal liability by reason of being such holders; and

(v)           assuming the representations and warranties of Margrit as set forth in Section 3 of this Agreement are true and correct, will not result in a violation of Section 5 under the 1933 Act.

10.           Survival.  Except as may be expressly limited by the terms of this Agreement, the foregoing representations and warranties shall survive the Debt Exchange Closing Date.

11.           Debt Exchange Closing.  The consummation of the transactions contemplated herein shall take place at the offices of the Company not later than the second business day following receipt by the Company of a “Submission Notification” of the Company’s filing of its Form S-8 Registration Statement, with respect to the registration of the Exchange Shares.

12.           S-8 Registration Statement.  The company agrees to keep the S-8 Registration status that covers the Exchange Shares, continuously effective for a period of not less than one year from the date the exchange shares may be first sold thereafter.  If the S-8 Registration is not effective for the entire one year period, the release granted hereunder by Margrit shall be rescinded, and Margrit shall be entitled in her discretion, to return the Exchange Shares not sold by Margrit under the S-8 Registration Statement for a demand note issued by the  Company in the principle amount to such number of Exchange Shares multiplied by $0.20

13.           Entire Agreement; Assignment.  This Agreement represents the entire agreement between the Parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

14.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission or by a PDF electronic transmission.

Marani Brands, Inc.
Exchange Agreement
June 2009

15.           Law Governing this Agreement.  This Agreement shall be governed by the laws of California without regard to the principals of choice of law or conflicts of law of that state or of any other jurisdiction.  Any dispute or claim under this Agreement (including, without limitation, any action to enforce this Agreement) shall be exclusively determined by binding arbitration conducted in accordance with the rules and procedures of the American Arbitration Association. (the "AAA").  The arbitration shall take place in Los Angeles, California, and shall be before a single arbitrator mutually acceptable to the Company and Margrit, or if the Company and Margrit are unable to agree upon one arbitrator, the Company and Margrit shall each appoint one arbitrator and the two arbitrators shall each appoint a third arbitrator, The determination of the arbitrator(s) (which shall be in writing) shall be conclusive and binding on the parties and not subject to judicial review. If there are three arbitrators, the determination of a majority of the arbitrators shall be controlling. Theprevailing party in any proceedings brought in connection with this Agreement shall be entitled to recover its reasonable attorneys' fees and costs incurred in such proceedings. The determination of the arbitrator(s) shall be entitled to be enforced in any court of competent jurisdiction.

16.           Confidentiality. The Parties agree to keep the negotiations concerning this Agreement completely confidential and not to disclose any of them to any third party, except as required or compelled by law or legal or Administrative process, or with the prior written consent of all Parties.  Notwithstanding the foregoing, the Parties may disclose this Agreement to the Parties’ respective legal counsel and financial and tax advisors and government regulators, and may disclose this Agreement in connection with the anticipated From S-8 Registration Statement to be filed by the Company to register the Exchange Shares, or as otherwise required by applicable law

[Signature Pages Follow]

Marani Brands, Inc.
Exchange Agreement
June 2009

IN WITNESS WHEREOF, the Company and Margrit have caused this Exchange Agreement to be duly executed as of the date first written above.

MARANI BRANDS, INC.

By:	s/s Ara Zartarian
Ara Zartarian
Chief Executive Officer
Director

MARGRIT EYRAUD

s/s Margrit Eyraud
Margrit Eyraud

Marani Brands, Inc.
Exchange Agreement
June 2009